UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary information statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☑	Definitive information statement

STRATEGY SHARES
(Name of Registrant as Specified in Its Charter)

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(4)	Proposed maximum aggregate value of transaction: _______________
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◻	Fee paid previously with preliminary materials.

◻	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Strategy Shares

36 North New York Avenue

Huntington, NY 11743

September 21, 2018

Dear Shareholders,

The enclosed document is purely for informational purposes. You are not being asked to vote or take action on any matter. The document relates to the appointment of a new investment sub-adviser to the Strategy Shares EcoLogical Strategy ETF (the "Fund"), a series of Strategy Shares.

As described in the enclosed Information Statement, the Board of Trustees of Strategy Shares has approved Tuttle Tactical Management, LLC as an investment sub-adviser to the Fund, and has approved a sub-advisory agreement with Tuttle Tactical Management, LLC on the terms described herein.

As always, please feel free to contact the Fund at 1-855-477-3837 with any questions you may have.

Jennifer Bailey

Secretary

Strategy Shares

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STRATEGY SHARES

Strategy Shares EcoLogical Strategy ETF

September 21, 2018

36 North New York Avenue

Huntington, NY 11743

INFORMATION STATEMENT

This information Statement is being provided to the shareholders of the Strategy Shares EcoLogical Strategy ETF (the "Fund"), a series of Strategy Shares (the "Trust"). This Information Statement is in lieu of a proxy statement, pursuant to the terms of an amended exemptive order that an affiliate of Rational Advisors, Inc. (the Fund's investment adviser, the "Adviser") received from the U.S. Securities and Exchange Commission (the "SEC") on January 14, 2014 (the "Order"). The Order permits the Adviser to hire or replace investment sub-advisers and to make changes to existing sub-advisory agreements with the approval of the Board of Trustees (the "Board of Trustees" or the "Board" or the "Trustees"), without obtaining shareholder approval. Under the conditions of the Order, the Board must provide notice to shareholders within ninety (90) days of hiring a new sub-adviser or implementing any material change in a sub-advisory agreement.

At an in-person meeting held on June 22, 2018, the Board, including all Independent Trustees, considered and approved Tuttle Tactical Management, LLC (the "Sub-Adviser" or "Tuttle Management") to serve as a sub-adviser to the Fund. At that time, the sub-advisory agreement between the Adviser and Sub-Adviser, with respect to the Fund (the "Sub-Advisory Agreement") (in substantially the form attached hereto as Annex A) was approved by the Board. The Sub-Advisory Agreement with Sub-Adviser became effective July 1, 2018, when the Sub-Adviser commenced providing sub-advisory services for the Fund.

This Information Statement is being supplied to shareholders to fulfill the notice requirement of the Order, and a notice regarding the website availability of this Information Statement will be mailed on or about September 21, 2018 to the Fund's shareholders of record as of September 7, 2018 (the "Record Date"). This Information Statement describes the Sub-Advisory Agreement between the Adviser and the Sub-Adviser with respect to the Fund. As of the Record Date, there were issued and outstanding 1,600,000 shares of the Fund. As there will be no vote taken, no shares are entitled to vote on the matters discussed in this Information Statement.

NO SHAREHOLDER VOTE WILL BE TAKEN WITH RESPECT TO THE MATTERS DESCRIBED IN THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

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The Trust will furnish, without charge, a copy of the Fund's most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund's annual or semi-annual report, please contact the Fund by calling 1-855-477-3837 or by writing to Strategy Shares, 36 North New York Avenue, Huntington, NY 11743.

I.	BACKGROUND

Strategy Shares is an open-end investment management company, consisting of several series (each a fund) that each operate as an exchange-traded fund. Each fund only offers, sells, and redeems shares on a continuous basis at net asset value in large aggregations known as "Creation Units." No fund's shares are individually redeemable. The Trust was organized as a Delaware statutory trust by a Certificate of Trust filed September 7, 2010, with the Secretary of State of Delaware, and is registered with the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund represents a series of beneficial interest in the Trust having different investment objectives, investment restrictions, and investment programs than the other series of the Trust.

The Adviser is located at 36 North New York Avenue, 3rd Floor, Huntington, NY 11743. Pursuant to a management agreement with the Trust, on behalf of the Fund (the "Advisory Agreement"), the Adviser, subject to the supervision of the Board and in conformity with the stated policies of the Fund, manages the operations of the Fund, selecting investments according to the Fund's investment objectives, policies and restrictions. The Adviser may retain one or more sub-advisers, at its own cost and expense, subject to the approval of the Board, for the purpose of managing the investment of all or a portion of the assets of the Fund.

The Fund uses a "multi-manager" approach by selecting one or more sub-advisers to manage the Fund's assets. Section 15(a) of the 1940 Act generally requires the shareholders of a fund to approve an agreement pursuant to which a person serves as the investment adviser or sub-adviser for the fund. As indicated above, the Trust and the Adviser have obtained an Order that permits the Adviser to enter into sub-advisory agreements with sub-advisers without obtaining shareholder approval. The Adviser, subject to the review and approval of the Board of Trustees, selects sub-advisers for the Fund, and supervises and monitors the performance of each sub-adviser. The Order also permits the Adviser, subject to the approval of the Board, to replace sub-advisers or amend sub-advisory agreements without shareholder approval (except in the case of affiliated sub-advisers) whenever the Adviser and the Board believe such action will benefit the Fund and its shareholders. The Trust may rely on the Order provided the Fund is managed by the Adviser and complies with the terms and conditions set forth in the application for the Order.

II.        ADVISORY AGREEMENT

The current Advisory Agreement between the Trust and the Adviser was adopted and approved by the Board of Trustees, including a majority of the Independent Trustees,

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at an in-person meeting held on October 27, 2015 and was approved by the shareholders of the Fund at a meeting held on December 18, 2015. These approvals were required because a change in control of the Fund's Adviser resulted in the automatic termination of the Fund's prior advisory agreement under applicable securities laws. The current Advisory Agreement became effective on January 1, 2016 for an initial term of two years; and was renewed by the Board of Trustees, including a majority of the Independent Trustees, at an in-person meeting held on December 15, 2017.

Pursuant to the Advisory Agreement, the Adviser receives a fee paid monthly at the annual rate of 0.60% of the Fund's average daily net assets, and the Adviser may pay the Sub-Adviser a portion of its advisory fee.

The Adviser has contractually agreed to reduce its fees and/or reimburse the Fund's expenses (excluding acquired fund fees and expenses; brokerage costs; interest; taxes and dividends; expense incurred in connection with the Fund’s compliance with the liquidity requirements of Rule 22e-4 under the Investment Company Act of 1940 and the Investment Company Reporting Modernization Rules; and extraordinary expenses, such as regulatory inquiry and litigation expenses) in order to limit Total Annual Fund Operating Expenses After Fee Waiver/Expense Reimbursement to 0.95% of the Fund's average annual daily net assets until August 31, 2019. This arrangement may only be terminated prior to this date with the agreement of the Fund's Board of Trustees. Under certain conditions, the Adviser may recapture operating expenses waived and/or reimbursed under this agreement for a period of three years after the fees were waived or reimbursed, if the recapture can be achieved within the lesser of the expense limits in effect at the time of waiver and the expense limits in effect at the time of recapture.

Under the Sub-Advisory Agreement, the Adviser is responsible for all fees payable to the Sub-Adviser for its services as a Sub-Adviser to the Fund. The Fund is not responsible for the payment of any portion of such fees. Accordingly, appointment of the Sub-Adviser to the Fund does not affect the management fees paid by the Fund or its shareholders. The Sub-Adviser is entitled to such fee computed daily and paid monthly, calculated at an annual rate based on its managed portion of the Fund's average daily net assets. The Adviser pays the Sub-Adviser one-half of the Adviser's net advisory fees. Net advisory fees are defined as management fees less fee waivers due to the expense caps and certain other expenses.

For the fiscal year ended April 30, 2017, the Adviser earned advisory fees of $40,475 from the Fund, all of which was waived by the Adviser. For the fiscal year ended April 30, 2018, the Adviser earned advisory fees of $49,831 from the Fund, all of which was waived by the Adviser. As of April 30, 2018, the Adviser had not paid any sub-advisory fees to the Sub-Adviser with respect to the Fund.

III.        THE SUB-ADVISORY AGREEMENT

At the June 22, 2018 in-person meeting, the Board approved the hiring of the Sub-Adviser to the Fund pursuant to a Sub-Advisory Agreement between the Adviser and

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Sub-Adviser. Pursuant to the terms of the Sub-Advisory Agreement, the Adviser has delegated certain of its duties to the Sub-Adviser. The Sub-Adviser acts as investment adviser and is responsible for the investment management of a portion of the Fund's assets, in this case 100% (the "Allocated Portion"). At all times, the Sub-Adviser is subject to the supervision of the Adviser and the Board. The terms of the Sub-Advisory Agreement provide that the Sub-Adviser will maintain appropriate books and records in respect of the Allocated Portion, and further that the Sub-Adviser will provide a quarterly Investment Report to the Adviser. In consideration of the Sub-Adviser's services, the Sub-Adviser is entitled to an annualized fee, accrued daily and paid monthly from the Adviser.

As compensation for its services, the Fund pays the Adviser a fee paid monthly at an annual rate of 0.60% of the Fund's average daily net assets. The Adviser separately pays the Sub-Adviser a monthly fee, calculated at an annual rate based on the average daily net assets of the Allocated Portion.

Under the terms of the Sub-Advisory Agreement, the Sub-Adviser to the Fund will serve subject to the supervision of the Adviser and the plenary authority of the Board. The Sub-Adviser, at its own expense, will furnish necessary investment and management facilities to conduct the investment activities of the Sub-Adviser advised assets and pay the salaries of its personnel.

Adviser and Sub-Adviser agree to defend, indemnify and hold harmless the other and each of their respective officers, directors, members, employees and/or agents from any and all claims, losses, damages, liabilities, costs and/or expenses directly resulting from the other's violation of any of the terms of the Sub-Advisory Agreement. Adviser and Sub-Adviser's obligations under this paragraph shall survive the termination of this Agreement. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which the Sub-Advisory Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under the Sub-Advisory Agreement.

The Sub-Advisory Agreement has an initial term of two years from the date the Sub-Adviser commences providing sub-advisory services, and thereafter shall continue in effect for successive annual periods provided such continuance is approved at least annually by the Board or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund (except as such vote may be unnecessary pursuant to relief granted by the Order); provided that in either event its continuance is also approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to the Sub-Advisory Agreement, by vote cast in person at a meeting called for the purpose

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of voting on such approval. The Sub-Advisory Agreement terminates automatically in the event of its "assignment," as defined in the 1940 Act. The Sub-Advisory Agreement may also be terminated, at any time with respect to the Fund, without payment of any penalty (i) by a vote of the majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice to the Sub-Adviser; (ii) by the Adviser upon sixty (60) days' written notice to the Sub-Adviser, or (iii) by the Sub-Adviser upon sixty (60) days' written notice to the Adviser and the Trust.

Sub-Adviser

Tuttle Tactical Management, LLC, a Delaware limited liability company, located at 155 Lockwood Drive, Riverside, CT 06878, has been approved as a sub-adviser to the Fund. Subject to the oversight of the Adviser, the Sub-Adviser will provide investment management services to the Fund consistent with the Fund's investment policies and restrictions as set forth in the Fund's prospectus and statement of additional information. The Sub-Adviser is responsible for all portfolio management decisions with respect to the Allocated Portion. The Sub-Adviser was founded in 2012 and had approximately $480 million in assets under management as a firm as of June 30, 2018.

Below is the name and principal occupation of each principal executive officer, director or controlling entity of the Sub-Adviser as of June 30, 2018, to the best of the Trust's knowledge. The business address for each person listed below is 155 Lockwood Drive, Riverside, CT 06878.

Name	Title & Principal Occupation
Matthew Tuttle	Managing Member and Chief Investment Officer, Tuttle Management

IV.       CURRENT AND PROFORMA FEES

Because the Sub-Adviser's fees will be paid from the Fund's management fee under the Sub-Advisory Agreement, the Fund's fees and expenses are not changed by the new Sub-Advisory Agreement. Therefore, no comparative expense tables are presented.

V.	BOARD CONSIDERATIONS IN APPROVING THE SUB-ADVISORY AGREEMENT

In connection with a regular meeting held on June 22, 2018, the Board of Trustees of the Trust, including a majority of the Independent Trustees, discussed the approval of the Sub-Advisory Agreement between the Sub-Adviser and the Adviser on behalf of the Fund. In considering the proposed Sub-Advisory Agreement, the Board received materials specifically relating to the Sub-Advisory Agreement. The Board Members were assisted by independent legal counsel throughout the review process. The Board relied upon the advice of independent legal counsel and their own business judgment in determining the material factors to be considered in evaluating the Sub-Advisory

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Agreement and the weight to be given to each such factor. The conclusions reached by the Trustees were based on a comprehensive evaluation of all of the information provided and were not the result of any one factor. Moreover, each Trustee may have afforded different weight to the various factors in reaching his conclusions with respect to the Sub-Advisory Agreement:

Nature, Extent & Quality of Services. The Trustees reviewed Tuttle Management's portfolio management experience and noted their familiarity with Tuttle Management's compliance program as a sub-adviser to other funds in the Trust complex. After discussion regarding Tuttle Management's quality and depth of personnel, resources and investment methods essential to performing its duties under the Sub-Advisory Agreement, the Trustee's concluded that Tuttle Management had the potential to provide services to the Fund in line with their expectations.

Performance. The Board then discussed the performance of another fund under the Trust advised by Tuttle Management and their experience with Tuttle Management as a sub-adviser to that fund, and the Trustees concluded that there was a reasonable basis to believe that Tuttle Management will achieve positive returns for shareholders of the Fund based on the qualifications of the management team.

Fees & Expenses. The Trustees noted the sub-adviser would receive 50% of the net advisory fee (less certain expenses). They discussed fees charged by Tuttle Management on similar accounts. They concluded that the proposed sub-advisory fee and the allocation of fees between the Adviser and subadvisory fee and the allocation of responsibilities between the Adviser and Sub-Adviser, was not unreasonable.

Profitability. The Trustees discussed the expected profits for Tuttle Management for the first and second years based on estimated assets under management of $20 million and $40 million, respectively. They noted Tuttle Management expected a loss in year one and a profit the second year from its relationship with the Fund. The Trustees then discussed profitability and determined that the profit was not excessive and concluded that excessive profitability for Tuttle Management with regards to the Fund was not a concern at this time.

Economies of Scale. The Trustees considered whether economies of scale would be achieved with respect to the management of Fund. The Trustees agreed that this was primarily an Adviser level issue and should be considered with respect to the overall advisory contract, taking into consideration the impact of the sub-advisory expense.

Conclusion. Having requested and received such information from the Sub-Adviser as the Trustees believed to be reasonably necessary to evaluate the terms of the proposed Sub-Advisory Agreement, and as assisted by the advice of legal counsel, the Trustees concluded that approval of the Sub-Advisory Agreement with Tuttle Management was in the best interests of the shareholders of the Fund.

VI.        OTHER MATTERS

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Security Ownership of Management and Certain Beneficial Owners. As of the Record Date, the Trust is not aware of any beneficial owner of more than 5% of the outstanding shares of the Fund. However, for informational purposes, the sole record holder of all Fund shares is Cede & Co. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. A shareholder owning of record or beneficially more than 25% of a Fund's outstanding shares may be considered a controlling person. That shareholder's vote could have more significant effect on matters presented at a shareholder's meeting than votes of other shareholders.

As of the Record Date, the Trustees and officers of the Trust, individually and as a group, did not own any of the Fund's outstanding shares.

The Trust will furnish, without charge, a copy of the Fund's most recent annual or semi-annual report to any shareholder upon request. To obtain the Fund's semi-annual or annual report, please contact the Fund by calling 1-855-477-3837, or by writing to Strategy Shares, 36 North New York Avenue, Huntington, NY 11743.

Operation of the Fund. The Fund is a diversified series of the Trust. The Trust's principal offices are located at 36 North New York Avenue, Huntington, New York. The Board of Trustees supervises the business activities of the Fund. Like other open-end investment management companies, the Fund retains various organizations to perform specialized services. The Fund currently retains the Adviser as Fund manager and investment adviser. Foreside Fund Services, LLC (the "Distributor"), serves as principal underwriter and distributor for the shares of the Fund pursuant to a Distribution Agreement between the Trust, on behalf of the Fund, and the Distributor. The Distributor's principal offices are located at Three Canal Plaza, Portland, ME 04101. Citi Fund Services Ohio, Inc., which has its principal office at 4400 Easton Commons, Suite 200, Columbus, OH, 43219, provides administrative and fund accounting services to the Fund and acts as transfer, dividend disbursing, and shareholder servicing agent to the Fund. CitiBank N.A., with principal offices at 388 Greenwich Street, New York, NY 10048 has served as the Fund's custodian since inception. MFund Services LLC, located at 36 North New York Avenue, Huntington, NY 11743, provides the Trust with certain management, legal, administrative and compliance services.

Shareholder Proposals. The Trust is not required to hold annual meetings of shareholders, and therefore it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust within a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials related to that meeting. The cost of preparation, printing and distribution of this Information Statement is an expense of the Fund.

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Delivery of Documents to Shareholders Sharing an Address. Only one Notice Regarding Internet Availability of this Information Statement is being delivered to multiple shareholders sharing an address unless the Trust has received contrary instructions from one or more of the shareholders. Upon written or oral request, the Trust will promptly deliver a separate copy of the Notice Regarding Internet Availability or this Information Statement to a shareholder at a shared address to which a single copy of the document was delivered. Contact the Fund by calling 1-855-477-3837 or by writing to the Fund, c/o Strategy Shares, 36 North New York Avenue, Huntington, NY 11743. Shareholders at shared addresses can also contact the Fund to indicate their preference regarding receiving multiple or single copies annual or semi-annual reports, information statements or Notices of Internet Availability of information statements or proxy materials at their shared address.

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ANNEX A

SUB-ADVISORY AGREEMENT

SUB-ADVISORY AGREEMENT, between Rational Advisors, Inc., an Ohio Corporation (the "Adviser"), and Tuttle Tactical Management, LLC (the "Sub-Adviser").

WHEREAS, the Adviser acts as an investment adviser to series of Strategy Shares, a Delaware statutory trust (the "Trust"), pursuant to a Management Agreement dated as of January 1, 2016 (the "Management Agreement");

WHEREAS, the Adviser warrants and represents to the Sub-Adviser that Adviser has full legal authority to engage unaffiliated investment managers as sub-advisers to manage accounts and or assets designated for the Adviser's management by the Trust;

WHEREAS, the Sub-Adviser is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisors Act of 1940, as amended (the"Advisers Act");

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to render investment advisory services to the EcoLogical Strategy ETF (the "Fund"), a series of shares of beneficial interest of the Trust, and the Sub-Adviser is willing to render such services.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, the parties hereto agree as follows:

Appointment and Status of Sub-Adviser. The Adviser hereby appoints the Sub-Adviser to provide investment advisory services to the Fund for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of the Adviser and the Trust and shall, unless otherwise expressly provided herein or authorized by the Adviser or the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Adviser or the Trust in any way or otherwise be deemed an agent of the Adviser or the Trust.

Sub-Adviser's Duties. Subject to the general supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser shall, employing its discretion, manage the investment operations of the Fund and the composition of the portfolio of securities and investments (including cash) belonging to the Fund, including the purchase, retention and disposition thereof and the execution of agreements relating thereto, in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's then-current Prospectus and Statement of Additional Information (together, the "Prospectus") and subject to the following understandings:

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(a)	The Sub-Adviser shall furnish a continuous investment program for the Fund and determine from time to time what investments or securities will be purchased, retained or sold by the Fund and what portion of the assets belonging to the Fund will be invested or held uninvested as cash;
(b)	The Sub-Adviser shall use its best judgment in the performance of its duties under this agreement;
(c)	The Sub-Adviser, in the performance of its duties and obligations under this agreement for the Fund, shall act in conformity with the Trust's declaration of trust, its by-laws and the Fund's prospectus and with the reasonable instructions and directions of the Trust's Board of Trustees and the Adviser, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;
(d)	The Sub-Adviser shall determine the securities to be purchased or sold by the Fund and will place portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, subject to paragraph heading: Execution of Purchase and Sale Orders below;
(e)	The Sub-Adviser shall maintain books and records with respect to the securities transactions of the Fund and shall render to the adviser and the Trust's Board of Trustees such periodic and special reports as the Adviser or the board may reasonably request;
(f)	The Sub-Adviser shall provide the Trust's custodian and fund accountant on each business day with information about the Fund's securities transactions, and with such other information relating to the Trust as may be required under the terms of the then-current custody agreement between the Trust and the custodian;
(g)	The Sub-Adviser shall respond promptly to any request from the Adviser or the Fund's fund accountant for assistance in obtaining price sources for securities held by the Fund or determining a price when a price source is not available, and promptly review the prices used by the Fund's accountant to determine net asset value and advise the Fund's accountant promptly if any price appears to be incorrect;
(h)	The Sub-Adviser shall be responsible for: (1) directing the manner in which proxies solicited by issuers of securities beneficially owned by the Fund shall be voted, and (2) making any elections relative to any mergers, acquisitions, tender offers, bankruptcy proceedings or other type events pertaining to the securities held by the Fund;
(i)	The Sub-Adviser hereby represents that it has adopted a written code of ethics complying with the requirements of rule 17j-1 under the 1940 Act and will provide the Adviser and the Trust with a copy of the code and evidence of its adoption. Within 45 days of the last calendar quarter of each year while this agreement is in
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effect, the Sub-Adviser shall provide to the board a written report that describes any issues arising under the code of ethics since the last report to the board, including, but not limited to, information about material violations of the code and sanctions imposed in response to the material violations; and which certifies that the Sub-Adviser has adopted procedures reasonably necessary to prevent access persons (as that term is defined in rule 17j-1) from violating the code;

(j)	The Sub-Adviser agrees to maintain adequate compliance procedures to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940, as amended, and other applicable federal and state regulations. The Sub-Adviser shall provide to the Trust's chief compliance officer an annual written report regarding the Sub-Adviser's compliance program.

Custodian. The assets of the Fund shall be held by an independent custodian, not Adviser nor Sub-Adviser. The Sub-Adviser is authorized to give instructions to the custodian with respect to all investment decisions regarding the Fund and the custodian is authorized and directed to effect transactions for the Fund and otherwise take such actions as the Sub-Adviser shall reasonably direct in connection with the performance of the Sub-Adviser 's obligations in respect of the Fund.

Risk Acknowledgment. Adviser acknowledges that Sub-Adviser does not guarantee the future performance of the Fund or any specific level of performance, nor the success of Sub-Adviser's overall management of the Fund. Accordingly, Adviser acknowledges and agrees that Sub-Adviser shall not have any legal or financial responsibility for performance or losses unless directly attributable to the gross negligence or willful misconduct of the Sub-Adviser, including the Sub-Adviser's failure to adhere to any investment policies and restrictions as described in the Fund's prospectus and statement of additional information.

Directions to the Sub-Adviser. Adviser will be responsible for forwarding Adviser and/or Trust directions, notices and instructions to Sub-Adviser, in writing, which shall be effective upon receipt by the Sub-Adviser. The Sub-Adviser shall be fully protected in relying upon any such direction, notice, or instruction until it has been duly advised in writing of changes therein.

Execution of Purchase and Sale Orders. In connection with purchases or sales of portfolio securities for the account of the Fund, the Sub-Adviser will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by the Sub-Adviser, subject to review of this selection by the Board from time to time. The Sub-Adviser will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, the Sub-Adviser will at all times seek, for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

The Sub-Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, the Sub-Adviser is authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which it exercises investment discretion. The Sub-

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Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction that is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and to accounts over which the Sub-Adviser exercises investment discretion. The Trust and the Sub-Adviser understand and acknowledge that, although the information may be useful to the Fund and the Sub-Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund. The Sub-Adviser may not give consideration to sales of shares of the Fund as a factor in the selection of brokers and dealers to execute Fund portfolio transactions.

Subject to the provisions of the 1940 Act, and other applicable law, the Sub-Adviser, any of its affiliates or any affiliates of its affiliates may retain compensation in connection with effecting a Fund's portfolio transactions, including transactions effected through others. If any occasion should arise in which the Sub-Adviser gives any advice to clients of the Sub-Adviser concerning the shares of the Fund, the Sub-Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund. The Sub-Adviser's services to the Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that the Sub-Adviser may render investment advice, management and other services to others, including other registered investment companies.

Books and Records. The Sub-Adviser shall keep the Trust's books and records required to be maintained by it pursuant to Section 2(e) of this Agreement. The Sub-Adviser agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon the Trust's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by the Sub-Adviser with respect to the Trust by Rule 31a-1 under the 1940 Act.

Expenses of the Sub-Adviser. During the term of this Agreement, the Sub-Adviser will pay all expenses (including without limitation the compensation of all trustees or officers of the Trust, if any, who are "interested persons" of the Sub-Adviser, as defined in the 1940 Act) incurred by it in connection with its activities under this Agreement other than the cost of securities and investments purchased for the Fund (including taxes and brokerage commissions, if any). Notwithstanding the foregoing, the Sub-Adviser is not obligated to pay the compensation or expenses of the Trust's Chief Compliance Officer, regardless of whether the Chief Compliance Officer is affiliated with the Sub-Adviser.

Compensation of the Sub-Adviser. For the services provided and the expenses borne pursuant to this Agreement, the Adviser will pay to the Sub-Adviser as full compensation therefor a fee equal to fifty percent (0.50) of the net advisory fees paid by the Fund to the Adviser. Net advisory fees are defined as management fees less fee waivers due to the expense caps and any revenue sharing, administration, account-based and asset-based fees or sub-transfer agency fees

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not paid by the Fund. This fee for each month will be paid to the Sub-Adviser during the succeeding month. The Adviser is solely responsible for the payment of the Sub-Adviser's fees, and the Sub-Adviser agrees not to seek payment of its fees from the Trust or the Fund.

Liability. Neither the Sub-Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof, shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, shareholder, member or agent of the Sub-Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Sub-Adviser's duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, shareholder, member or agent of the Sub-Adviser, or one under the Sub-Adviser's control or direction, even though paid by the Sub-Adviser.

Duration and Termination. The term of this Agreement shall begin on the date and year the Sub-Adviser commences providing investment services and, unless sooner terminated as hereinafter provided, shall continue in effect for a period of two (2) years. This Agreement shall continue in effect from year to year thereafter, subject to termination as hereinafter provided, if such continuance is approved at least annually (a) by a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or by vote of the Trust's Board of Trustees, cast in person at a meeting called for the purpose of voting on such approval, and (b) by vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. The Sub-Adviser shall furnish to the Adviser and the Trust, promptly upon their request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

This Agreement may be terminated at any time on at least 60 day's prior written notice to the Sub-Adviser, without the payment of any penalty, (i) by vote of the Board of Trustees, (ii) by the Adviser, (iii) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or (iv) in accordance with the terms of any exemptive order obtained by the Trust or the Fund under Section 6(c) of the 1940 Act, exempting the Trust or the Fund from Section 15(a) and Rule 18f-2 under the 1940 Act. The Sub-Adviser may terminate this Agreement at any time, without the payment of any penalty, on at least 60 days' prior written notice to the Adviser and the Trust. Termination of this Agreement and/or the services of the Sub-Adviser will not affect (i) the validity of any action previously taken by Sub-Adviser under this Agreement; (ii) liabilities or obligations of the parties for transactions initiated before termination of this Agreement; or (iii) the Fund's obligation to pay advisory fees to Adviser. If this Agreement is terminated by the Adviser or Sub-Adviser, Sub-Adviser will have no further obligation to take any

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action subsequent to termination with respect to the Fund except as may be reasonably required pursuant to the notice of termination and in furtherance of its role as a fiduciary in order to facilitate an orderly transition of the management of the Fund. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

Non-Exclusive Management. Sub-Adviser, its officers, employees, and agents, may have or take the same or similar positions in specific investments for their own accounts, or for the accounts of other clients, as the Sub-Adviser does for the Fund. Adviser expressly acknowledges and understands that Sub-Adviser shall be free to render investment advice to others and that Sub-Adviser does not make its investment management services available exclusively to Adviser or the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell, or to recommend for purchase or sale, for the Fund any security which the Sub-Adviser, its principals, affiliates or employees, may purchase or sell for their own accounts or for the account of any other client, if in the reasonable opinion of the Sub-Adviser such investment would be unsuitable for the Fund or if the Sub-Adviser determines in the best interest of the Fund such purchase or sale would be impractical.

Good Standing. Adviser and Sub-Adviser hereby warrant and represent that they are each investment advisers in good standing that their respective regulatory filings are current and accurately reflect their advisory operations, and that they are in compliance with applicable state and federal rules and regulations pertaining to investment advisers. In addition, Adviser and Sub-Adviser further warrant and represent that neither is (nor any of their respective Associated Persons are) subject to any statutory disqualification set forth in Sections 203(e) and 203(f) of the Investment Advisers Act of 1940 (or any successor Advisers Act sections or rules), nor are they currently the subject of any investigation or proceeding which could result in statutory disqualification. Adviser and Sub-Adviser acknowledge that their respective obligations to advise the other with respect to these representations shall be continuing and ongoing, and should any representation change for any reason, each warrants to advise the other immediately, together with providing the corresponding pertinent facts and circumstances.

Amendment. This Agreement may be amended by mutual consent of the Adviser and the Sub-Adviser, provided the Trust approves the amendment (a) by vote of a majority of the Trustees of the Trust, including Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) if required under then current interpretations of the 1940 Act by the Securities and Exchange Commission, by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.

Privacy Notice/Confidentiality. The Adviser and Sub-Adviser acknowledge prior receipt of the other's Privacy Notice and Policy. Adviser and Sub-Adviser agree to safeguard all information pertaining to the Fund consistent with the requirements of applicable state and federal privacy statutes pertaining to registered investment advisers.

Notice. Whenever any notice is required or permitted to be given under any provision of this Agreement, such notice shall be in writing, shall be signed by or on behalf of the party giving the notice and shall be mailed by first class or express mail, or sent by courier or facsimile with

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confirmation of transmission to the other party at the addresses or facsimile numbers specified by each party or to such other address as a party may from time to time specify to the other party by such notice hereunder. Any such notice shall be deemed duly given when delivered at such address.

Arbitration. Subject to the conditions and exceptions noted below, and to the extent not inconsistent with applicable law, in the event of any dispute pertaining to this Agreement, Sub-Adviser and Adviser agree to submit the dispute to arbitration in accordance with the auspices and rules of the American Arbitration Association ("AAA"), provided that the AAA accepts jurisdiction. Sub-Adviser and Adviser understand that such arbitration shall be final and binding, and that by agreeing to arbitration, Adviser and Sub-Adviser are waiving their respective rights to seek remedies in court, including the right to a jury trial.

Indemnification. Adviser and Sub-Adviser agree to defend, indemnify and hold harmless the other and each of their respective officers, directors, members, employees and/or agents from any and all claims, losses, damages, liabilities, costs and/or expenses directly resulting from the other's violation of any of the terms of this Agreement. Adviser and Sub-Adviser's obligations under this paragraph shall survive the termination of this Agreement.

Governing Law. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof, and (b) any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission issued pursuant to said 1940 Act. In addition, where the effect of a requirement of the Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Securities and Exchange Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Binding Effect. Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated and that his signature will operate to bind the party indicated to the foregoing terms.

Captions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereto or otherwise affect their construction or effect.

Change of Control. The Sub-Adviser shall notify Adviser and the Trust in writing at least 60 days in advance of any change of control, as defined in Section 2(a)(9) of the 1940 Act, as will

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enable the Trust to consider whether an assignment, as defined in Section 2(a)(4) of the 1940 Act, would occur.

Other Business. Except as set forth above, nothing in this Agreement shall limit or restrict the right of any of the Sub-Adviser's directors, officers or employees who may also be a trustee, officer, partner or employee of the Trust to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or a dissimilar nature, nor limit or restrict the Sub-Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below.

RATIONAL ADVISORS, INC.	Tuttle Tactical Management, LLC

By: /s/Jerry Szilagyi	By:/s/ Matthew Tuttle

Name: Jerry Szilagyi	Name: Matthew Tuttle

Title: President	Title: Chief Executive Officer

Dated: as of June 28, 2018

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Strategy Shares EcoLogical Strategy ETF

a series of Strategy Shares

36 North New York Avenue

Huntington, NY 11743

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

This communication presents only an overview of the Information Statement that is available to you on the internet relating to the Strategy Shares EcoLogical Strategy ETF (the "Fund"), a series of Strategy Shares (the "Trust"). We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement describes the recent approval of a new sub-advisory agreement between the Fund's investment adviser, Rational Advisors, Inc. (the "Adviser"), and Tuttle Tactical Management, LLC (the "Sub-Adviser"), the Fund's sub-adviser. The sub-advisory agreement between the Adviser and Sub-Adviser, with respect to the Fund (the "Sub-Advisory Agreement") was approved by the Board of Trustees of the Trust at an in-person meeting held on June 22, 2018. The Sub-Advisory Agreement with Sub-Adviser became effective July 1, 2018, when the Sub-Adviser commenced providing sub-advisory services for the Fund.

The Adviser has received an exemptive or der (the "Order") from the U.S. Securities and Exchange Commission that allows certain sub-adviser changes to be made without shareholder approval. The Order instead requires that an information statement be sent to shareholders of the Fund. In lieu of physical delivery of the Information Statement, the Fund will make the Information Statement available to you on the Fund's website.

This Notice of Internet Availability of the Information Statement is being mailed on or about September 21, 2018 to shareholders of record of the Fund as of September 7, 2018. The Information Statement will be available on the Trust's website at www.strategysharesetfs.com until December 28, 2018. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting the Trust at info@strategysharesetfs.com or toll-free at 1-855-477-3837.

If you want to receive a paper or e-mail copy of the Information Statement, you must request one. A copy of the Information Statement may be obtained upon request and without charge.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

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